UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 25, 2011

CYS Investments, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-33740	20-4072657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

890 Winter Street, Suite 200

Waltham, Massachusetts 02451

(Address of principal executive offices)

Registrant’s telephone number, including area code: (617) 639-0440

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS

On October 25, 2011, Kevin E. Grant adopted a stock trading plan in accordance with guidelines specified under Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended, and CYS Investments, Inc.’s (“CYS”) policies regarding stock transactions. Mr. Grant is the founder, Chairman, Chief Executive Officer, President, and Chief Investment Officer of CYS.

Rule 10b5–1 permits corporate officers, directors and others to adopt written, prearranged stock trading plans when they are not in possession of material, nonpublic information. Using these plans, insiders may gradually diversify their investment portfolios and spread stock trades over a period of time regardless of any material, nonpublic information they may receive after adopting their plans.

Mr. Grant’s pre–arranged stock trading plan was adopted in order to permit Mr. Grant to sell a portion of his CYS stock over time primarily to raise funds for income tax obligations, and as part of his personal investment strategy and financial planning needs, including for individual asset diversification and for estate planning purposes. Using the plan, Mr. Grant can sell these shares of stock over an extended period of time to reduce market impact. Because the plan was established in advance of a trade, it also helps avoid concerns about whether Mr. Grant had material, non–public information when he made a decision to sell his stock.

Mr. Grant currently holds 510,332 shares of common stock, which represents less than 1% of CYS’s outstanding capital stock. Of these shares, 150,000 are subject to forfeiture pursuant to the terms and conditions of a Restricted Stock Award Agreement.

Under the terms of his Rule 10b5–1 trading plan, Mr. Grant intends to sell up to 360,332 shares, subject to satisfaction of certain conditions. If the conditions are met, sales under the plan may commence on or after November 9, 2011 and will remain in effect until the earlier of (i) the sale of all of the shares under the plan has been completed, or (ii) February 8, 2012, unless otherwise terminated.

The transactions under the plan announced today are scheduled to occur at predetermined times and will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission and will be subject to the restrictions and filing requirements mandated by Rule 144 of the Securities Act of 1933, as amended. Except as required by law, CYS does not undertake to report Rule 10b5–1 trading plans by other officers or directors of CYS or to report modifications, transactions or other activities under Rule 10b5–1 trading plans or the similar plans of any other officer or director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYS INVESTMENTS, INC.

Dated: October 25, 2011	BY:	/s/ THOMAS A. ROSENBLOOM
Thomas A. Rosenbloom
Secretary